[ARTHUR ANDERSEN LOGO]


July 22, 1996

                                                    Arthur Andersen LLP
Gopel R. Dharia                                     Suite 400
Senior Staff Accountant                             6501 Americas Parkway NE
Securities and Exchange Commission                  Albuquerque NM  87110-5372
Washington, D.C.  20549                             505 889-4700




Dear Gopal Dharia:


We have read Item 4 included in the attached Form 8-K/A dated June 25, 1996 of Interfilm, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


ARTHUR ANDERSEN LLP


By  /s/ Bradley J. Preber
        Bradley J. Preber